MEMORANDUM OF UNDERSTANDING

1.

Parties:  The parties to this agreement are NB Regeneration, Inc., a Florida corporation, and United Advisory.

2.

Purpose:

The purpose of this agreement is to document the business terms of the deal between the parties to build and operate a facility in the Republic of Panama, Free Trade Zone, to produce ammonia and urea for sale as agricultural fertilizer. The facility shall have the capacity to produce not less than four thousand (4,000) metric tons of ammonia and/or urea per day.

3.

Terms:

The parties shall divide the net profits derived from the sale of ammonia and/or urea from the referenced facility based upon the contributions of each to the development, finance, construction, supervision, and operation of the facility (including acquisition of feedstocks), and upon the marketing and/or sale of the products.

4.

Undertakings of United Advisory undertakes to provide the site for the facility, dock facilities, loading and unloading facilities for raw materials and product, and to obtain all necessary permits, licenses, and permissions for the construction and operation of the facility and for the shipment, loading, offloading, storage, and handling of raw materials, products, and byproducts of the operation of the facility.

5.

Undertakings of NB Regeneration:

NB Regeneration undertakes to obtain debt financing for the facility, to supervise the development and construction thereof, to contract for feedstock and raw materials, to market and sell products from the operation of the facility, and to manage its day to day operations upon completion.

6.

Presumptive division of profits:

The parties shall be presumed to have agreed to divide the net profits from the facility fifty-one percent (51%) to NB Regeneration and forty nine percent (49%) to United Advisory, provided that each completes its undertakings hereunder.  Should either fail to complete its undertakings the division of net profits shall be adjusted either by agreement of the parties or by binding arbitration as herein provided.

7.

Organization:

The parties shall incorporate or organize a new business organization with the sole purpose of developing, building, and operating the facility.  Control of such entity shall be divided in the same proportion as net profits from the operation of the business as provided in paragraph 6.

8.

Warranties and Covenants:

Each party covenants and warrants that it is duly organized and existing as of the date of this agreement, that each has legal authority and capacity to enter into this agreement and to perform all of its undertakings hereunder, and that neither is or has been under investigation by any governmental authority for any breach or alleged breach of local or international law, regulation, or treaty. Each party hereto agrees to reasonable due diligence by the other, by any equity investor, by any prospective financing institution, and by any governmental agency whose permission is necessary for the fulfillment of the purposes of this agreement.

9.

Final Documents:

It is expressly contemplated that the parties shall further document this agreement by final documents prepared by counsel, which documents shall faithfully reflect the business terms set out herein.  In the event of any disagreement as the meaning of the business terms herein, such disagreement shall be resolved by binding arbitration as provided in paragraph 6. Multiple Originals:  This agreement shall be executed in duplicate originals, each retained by one of the parties hereto.  This agreement may be translated as necessary to effectuate the purposes hereof, but the controlling language shall be that of the executed originals.

10.

Any controversy or dispute which arises out of or is related to this contract, and the interpretation, application, performance and termination thereof, must be decided by binding Arbitration, following an attempt of Conciliation, administered by the Panama Conciliation and Arbitration Centre in accordance with its procedural rules.

SIGNED this   25th day of May, 2011.

NB REGENERATION, INC.

/s/Michael Sydow
By: Michael Sydow
Title: CEO

UNITED ADVISORY

/s/Ziad Issa
By: Ziad Issa
Title: Proxy

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